Exhibit 10.2
SECOND AMENDMENT
TO THE
PMA CAPITAL CORPORATION 401(k) PLAN
(As Amended and Restated Effective January 1, 1999)

WHEREAS, PMA Capital Corporation (the “Company”) maintains the PMA Capital Corporation 401(k) Plan (the “Plan”) for the benefit of certain of its employees, and the eligible employees of certain participating affiliates; and

WHEREAS, the Plan was most recently amended and restated effective January 1, 1999 and has since been modified by the First Amendment thereto effective January 1, 2003; and

WHEREAS, the Company wishes to amend the Plan to implement a non-matching, age-based employer contribution, and to rename the Plan; and

WHEREAS, under Sections 12.2 and 15.4 of the Plan, the Company has reserved the right to amend the Plan with respect to all Participating Companies at any time, subject to certain inapplicable limitations;

NOW, THEREFORE, effective January 1, 2006, except as otherwise specifically provided herein, the Company hereby amends the Plan as follows:

1. Section 2.6 is amended to read as follows:

“2.6 Annual Addition shall mean the sum of the following amounts credited to a Participant’s account for a Limitation Year:

(a) Employer contributions (e.g., Pre-Tax, Employer Matching, and Retirement Contributions);

(b) Forfeitures (if any) (excluding amounts necessary to reinstate previously forfeited Account balances in accordance with Section 7.4(g));

(c) Employee Contributions (i.e., After-Tax Contributions), if any;

(d) Any amount allocated to the Participant’s individual medical account (within the meaning of Section 415(l) of the Code) under any Defined Benefit Plan maintained by the Employer;

(e) Any amount attributable to post-retirement medical benefits which is allocated pursuant to Section 419A(d) of the Code to the separate account of a Key Employee under a welfare benefit fund (within the meaning of Section 419(e) of the Code) maintained by the Employer;

(f) Allocations under a simplified employee pension; and

(g) Any Excess Amount applied under Section 5.1, 5.2, or 5.3 (if applicable), in the Limitation Year to reduce Employer or Affiliated Employer contributions for such Limitation Year.”

2. A new Section 2.48 is added to read as follows, and all following sections of Article II (and all applicable cross-references) are renumbered as necessary:

“2.48 Grandfathered Participant means a Participant who, as of December 31, 2005, was an Eligible Employee who had both attained age 50 and was credited with 5 or more Years of Service.”

3. Section 2.64 (renumbered from 2.63) is amended to read as follows:

“2.64 Participant’s Account or Account shall mean, as to any Participant, the separate account maintained in order to reflect his or her interest in the Plan. Each Participant’s Account shall be comprised of one or more separate subaccounts, as follows:

(a) After-Tax Contribution Account shall mean the subaccount maintained to record the After-Tax Contributions allocated to a Participant’s Account and the adjustments relating thereto.

(b) Employer Account shall mean the subaccount maintained to record any required Employer contributions made to the Plan on behalf of Participants who are not Key Employees under Section XIV with respect to any Plan Year in which the Plan is a Top-Heavy Plan.

(c) Employer Matching Contribution Account (After-Tax Contributions) shall mean the subaccount maintained to record the Employer Matching Contributions allocated to a Participant’s Account with respect to the After-Tax Contributions made by such Participant and the adjustments relating thereto.

(d) Employer Matching Contribution Account (Pre-Tax Contributions) shall mean the subaccount maintained to record the Employer Matching Contributions allocated to a Participant’s Account with respect to the Pre-Tax Contributions made on behalf of such Participant and the adjustments relating thereto.

(e) Loan Account shall mean the subaccount maintained to record a Participant’s outstanding loan balance.

(f) Pre-Tax Contribution Account shall mean the subaccount maintained to record the Pre-Tax Contributions made on behalf of a Participant and the adjustments relating thereto.

(g) Qualified Matching Contribution Account shall mean the subaccount maintained to record the Qualified Matching Contributions made on behalf of a Participant and the adjustments relating thereto.

(h) Qualified Non-Elective Contribution Account shall mean the subaccount maintained to record the Qualified Non-Elective Contributions made on behalf of a Participant and the adjustments relating thereto.

(i) Retirement Contribution Account shall mean the subaccount maintained to record the Retirement Contributions allocated to the Participant’s Account under Section 4.6 and the adjustments relating thereto.

(j) Rollover Account shall mean the subaccount maintained to record the Rollover Contributions made by a Participant and the adjustments relating thereto.

(k) Transfer Account shall mean the subaccount maintained to record the amounts transferred to this Plan in a plan-to-plan transfer from any other tax-qualified retirement plan and the adjustments relating thereto.”

4. Section 2.70 (renumbered from 2.69) is amended to read as follows:

“2.70 Plan shall mean The PMA Capital Corporation Retirement Savings Plan, as set forth herein and as it may be amended hereafter from time to time. Prior to December 7, 1998, the Plan was known as The PMA 401(k) Plan. From December 7, 1998 through December 31, 2005, the Plan was known as The PMA Capital Corporation 401(k) Plan. The Plan is intended to qualify as a Section 401(k) profit sharing plan for all purposes under the Code.”

5. A new Section 2.84 is added to read as follows, and all following sections of Article II (and all applicable cross-references) are renumbered as necessary:

“2.84 Retirement Contributions shall mean the amounts contributed under the Plan by the Employer on behalf of Participants in accordance with Section 4.6.”

6. Section 2.97 (renumbered from 2.95) is amended to read as follows:

“2.97 Vested Interest shall mean the sum of the vested balances in a Participant’s Pre-Tax Contribution Account, Retirement Contribution Account, Employer Account, if any, Rollover Account, if any, Transfer Account, if any, Loan Account, if any, Employer Matching Contribution Account (Pre-Tax Contributions), Employer Matching Contribution Account (After-Tax Contributions), if any, and After-Tax Contribution Account, if any.”

7. A new Section 4.6 is added to read as follows, and all following sections of Article IV (and all applicable cross-references) are renumbered as necessary:

“4.6 Retirement Contributions. With respect to each calendar quarter beginning on or after January 1, 2006, the Employer shall make a Retirement Contribution on behalf of each Participant described in Section (a) hereof, in an amount described in Section (b) hereof.

(a) Eligibility. A Participant shall have a Retirement Contribution made on his or her behalf for any calendar quarter if he or she:

(i) had been credited with at least one Year of Service as of the day before the beginning of the calendar quarter;

(ii) was a Participant at any time during such calendar quarter;

(iii) had Compensation for such calendar quarter; and

(iv) was an Eligible Employee of the Employer as of the last day of the calendar quarter; provided however, that this requirement shall be deemed to be satisfied if the Participant had a Separation from Service during the calendar quarter by reason of his or her death, Total Disability, or after having satisfied the requirements for a normal, early or late retirement under the terms of the PMA Capital Corporation Pension Plan.

(b) Amount. For any Participant described in Subsection (a) hereof, the Retirement Contribution with respect to any calendar quarter shall equal:

(i) for any Participant who is not a Grandfathered Participant, a percentage of his or her Compensation for the calendar quarter to be determined under the following table, based on the Participant’s attained age as of the last day of the Plan Year in which the calendar quarter occurs:

Participant’s Age	Percentage of Compensation
Less than 30	2%
At least 30 but less than 45	3%
At least 45 but less than 55	4%
55 or older	5%

(ii) for any Grandfathered Participant, a percentage of his or her Compensation for the calendar quarter to be determined under the following table, based on the Participant’s attained age as of the last day of the Plan Year in which the calendar quarter occurs:

Participant’s Age	Percentage of Compensation
At least 50 but less than 55	6%
At least 55 but less than 60	8%
60 or older	10%”

8. Section 4.10(a) (renumbered from 4.9(a)) is amended to read as follows:

“(a) Investment Elections. Each Participant shall be given the option to direct the investment of the balance in his or her Account among alternative Investment Media established as part of the overall Trust Fund. Such Investment Media may be under the full control and management of the Trustee, an insurance company or an Investment Manager. A Participant’s right to direct the investment of any contribution shall apply only to the selection of the desired Investment Medium or Media and shall be subject to such restrictions and limitations as may be imposed by each of the Investment Media or by the Administrator. The following rules shall apply to the administration of such Investment Media:

(i) At the time an Employee becomes eligible for the Plan, he or she shall complete an Appropriate Form stating the percentage of his or her contributions to be invested in the available Investment Media. Allocations to an Investment Medium shall be made in such minimum percentage, as the Administrator shall determine from time to time.

(ii) A Participant may change the investment of his or her future contributions on each Valuation Date.

(iii) A Participant may elect to transfer balances from one or more Investment Media to another on each Valuation Date.

(iv) All investment elections and changes shall be made in such manner, at such times and in such form as the Administrator may from time to time prescribe through uniform and nondiscriminatory rules.

(v) The amounts contributed by all Participants to each Investment Medium shall be commingled for investment purposes.

(vi) The Trustee may hold assets of the Trust Fund and make contributions therefrom in the form of cash without liability for interest, if for administrative purposes it becomes necessary or practical to do so.

(vii) Notwithstanding any other provision of this Section 4.10(a) to the contrary, a Participant may direct the investment of his or her Account (exclusive of his or her Retirement Contribution Account) into and out of the PMA Capital Corporation Class A Common Stock Fund subject to the following guidelines:

(1) A Participant may elect, pursuant to procedures established by the Administrator, to have up to twenty-five (25) percent or such other percentage, up to one hundred (100) percent, as determined by the Administrator on a uniform and non-discriminatory basis of his or her Pre-Tax Contributions, After-Tax Contributions and Employer Matching Contributions invested in the PMA Capital Corporation Class A Common Stock Fund;

(2) Once each ninety (90) days or at such other times as determined by the Administrator on a uniform and non-discriminatory basis, a Participant may elect to transfer, pursuant to procedures established by the Administrator, up to twenty-five (25) percent or such other percentage, up to one hundred (100) percent, as determined by the Administrator on a uniform and non-discriminatory basis of the balance in his or her Account (excluding the outstanding balance of any Plan loans to such Participant and excluding his or her Retirement Contribution Account) from any other Investment Media in which his or her Account is invested to the PMA Capital Corporation Class A Common Stock Fund;

(3) Once each ninety (90) days or at such other times as determined by the Administrator on a uniform and non-discriminatory basis, a Participant may elect to transfer, pursuant to procedures established by the Administrator, up to twenty-five (25) percent or such other percentage, up to one hundred (100) percent, as determined by the Administrator on a uniform and non-discriminatory basis of the portion of his or her Account invested in the PMA Capital Corporation Class A Common Stock Fund to one or more of the other Investment Media.”

9. A new Section 4.10(c) is added to read as follows:

“(c) Default Elections. If a Participant fails to make an investment election in accordance with Section 4.10(a) that is expressly applicable to his or her Retirement Contribution Account, his or her Retirement Contribution Account shall be invested as follows:

(i) If the Participant has made a currently effective investment election with respect to all subaccounts other than his or her Retirement Contribution Account, then his or her Retirement Contribution Account shall be invested among the selected Investment Media (other than the PMA Capital Corporation Class A Common Stock Fund) in the same proportions as the percentage that has been directed to each selected Investment Medium (other than the PMA Capital Corporation Class A Common Stock Fund) bears to the sum of the percentages that have been directed to all such other Investment Media. For example, if a Participant has elected to invest his Account as follows - 25% to Fund A, 25% to Fund B, 25% to Fund C, and 25% to the PMA Capital Corporation Class A Common Stock Fund - but he has not made a currently effective investment election with respect to his Retirement Contribution Account, his Retirement Contribution Account shall be invested as follows - 33⅓% to Fund A, 33⅓% to Fund B and 33⅓% to Fund C.

(ii) If the Participant has no currently effective investment election under the Plan at the time a Retirement Contribution is made, his or her Retirement Contribution Account shall be invested in such Investment Medium or Media as is determined by the Administrator, in its sole discretion.”

10. Section 4.12 (renumbered from 4.11) is amended to read as follows:

“4.12 Adjustments to Pre-Tax, After-Tax, Employer Matching Contribution and Retirement Contribution Rates. Notwithstanding the foregoing provisions of this Article IV, to the extent necessary to comply with applicable law, the maximum Pre-Tax and After-Tax Contribution percentage and the amount of Employer Matching Contributions or Retirement Contributions may be increased or decreased in the absolute discretion of the Administrator, provided that no such adjustment may be made without at least thirty (30) days prior written notice to all Participants.”

11. Section 4.13 (renumbered from 4.12) is amended to read as follows:

“4.13 No Profits Limitation. Pre-Tax Contributions, Employer Matching Contributions and Retirement Contributions hereunder shall be made without regard to whether an Employer has current or accumulated net earnings.”

12. Section 6.1(a) is amended to read as follows:

“6.1 Participants’ Accounts. At the direction of the Administrator, there shall be established and maintained for each Participant the following subaccounts:

(a) An After-Tax Contribution Account to which shall be credited all After-Tax Contributions paid to the Trust Fund at the Participant’s election pursuant to Section 4.2;

(b) An Employer Account to which shall be credited any Employer contributions required to be made under Article XIV of the Plan on behalf of Participants who are not Key Employees for any Plan Year in which the Plan is a Top-Heavy Plan;

(c) An Employer Matching Contribution Account (After-Tax Contributions) to which shall be credited the Employer Matching Contributions made in respect of his or her After-Tax Contributions pursuant to Section 4.3;

(d) An Employer Matching Contribution Account (Pre-Tax Contributions) to which shall be credited the Employer Matching Contributions made in respect of his or her Pre-Tax Contributions pursuant to Section 4.3;

(e) A Loan Account to which shall be credited the outstanding balance of a Participant’s loan;

(f) A Pre-Tax Contribution Account to which shall be credited all Pre-Tax Contributions paid to the Trust Fund at his or her election;

(g) A Qualified Matching Contribution Account to which shall be credited the Qualified Matching Contributions made on behalf of the Participant pursuant to Section 4.5;

(h) A Qualified Non-Elective Contribution Account to which shall be credited the Qualified Non-Elective Contributions made on behalf of the Participant pursuant to Section 4.5;

(i) A Retirement Contribution Account to which shall be credited the Retirement Contributions made on behalf of the Participant pursuant to Section 4.6.

(j) A Rollover Account to which shall be credited the Rollover Contributions made by, or on behalf of, a Participant or other Eligible Employee pursuant to Section 4.7; and

(k) A Transfer Account to which shall be credited any amounts transferred to this Plan from another tax-qualified plan pursuant to Section 4.8.”

13. Section 7.2(b) is amended to read as follows:

“(b) Vesting in Other Employer Contributions and Retirement Contributions.

(i) Employer Matching Contributions. A Participant’s interest in his or her Employer Matching Contribution Account (After-Tax Contributions) and in his or her Employer Matching Contribution Account (Pre-Tax Contributions) shall be vested and nonforfeitable in accordance with the following schedule:

Number of Years of Service	Account’s Vested Percentage
Less than 1	0%
1 but less than 2	10%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(ii) Retirement Contributions. A Participant’s interest in his or her Retirement Contribution Account shall be vested and nonforfeitable in accordance with the following schedule:

Number of Years of Service	Account’s Vested Percentage
Less than 5	0%
5 or more	100%

Upon termination of the Participant’s employment with the Employer and all Affiliated Employers for any reason at any time, the vested portion of his or her Employer Matching Contribution Account (After-Tax Contributions), his or her Employer Matching Contribution Account (Pre-Tax Contributions), and his or her Retirement Contribution Account shall be distributable to him or her in the manner and at the time set forth in this Article VII. If a Participant receives a cash-out pursuant to Section 7.4(f), the nonvested portion of such Participant’s Account, if any, shall be forfeited in accordance with Section 7.4(f) at the time of distribution. If a Participant has a Separation from Service and does not receive a cash-out pursuant to Section 7.4(f) or otherwise receive a distribution, then the non-vested portion of such Participant’s Account will be forfeited after such Participant incurs five (5) consecutive one year Breaks in Service (i.e., a Period of Severance of five (5) years). All forfeitures shall be utilized to reduce Employer Matching Contributions and/or Retirement Contributions for the then current or succeeding Plan Years.

Notwithstanding the foregoing, a Participant’s interest in his or her Account shall be 100% vested and nonforfeitable upon such Participant’s death or Total Disability or attaining of Normal Retirement Age and shall be distributable in the manner and at the time set forth in this Article VII.

If a Rehired Employee becomes a Participant after having incurred five (5) consecutive one year Breaks in Service (i.e., a Period of Severance of five (5) years), such Rehired Employee’s service earned after such five consecutive one year Breaks in Service (i.e., a Period of Severance of five (5) years) will be disregarded for the purpose of determining the vested percentage in his/her Account which accrued before such five consecutive one year Breaks in Service (i.e., a Period of Severance of five (5) years). However, as to such a Rehired Employee, both pre-Break and post-Break service will count for purposes of determining the vested percentage in his or her Account that accrued after such Break.”

14. A new Section 7.4(f)(v) is added, effective for distributions made on and after March 28, 2005 (including distributions to Participants who terminate employment prior to such date), to read as follows:

“(v) In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 7.4(f)(i), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with Section 7.13 or to receive the distribution directly, then the Administrator will pay the distribution in a direct rollover to an individual retirement account designated by the Administrator.”

15. Section 8.1(a) is amended to read as follows:

“(a) General. Subject to the provisions of this Section 8.1 and once the Participant’s After-Tax Contribution Account has been withdrawn in full pursuant to Section 8.2(a), a Participant, other than a Participant who is no longer an Employee, may make a “Hardship” (as defined below) withdrawal (with the approval of the Administrator) from the Participant’s Account (exclusive of his or her Retirement Contribution Account), in order to satisfy an immediate and heavy financial need specified in Section 8.1(d), in the following order of priority: (i) Rollover Account balance, (ii) Transfer Account balance, (iii) Pre-Tax Contribution Account balance, (iv) Employer Matching Contribution Account (After-Tax Contributions) balance, to the extent vested, and (v) Employer Matching Contribution Account (Pre-Tax Contributions) balance, to the extent vested. As required by Section 8.1(d), no Hardship withdrawal pursuant to this Section 8.1 shall be permitted until the Participant elects to withdraw, or has withdrawn, the entire balance in his or her After-Tax Contribution Account in accordance with Section 8.2(a). For purposes of this Section 8.1, “Hardship” is defined as an immediate and heavy financial need, as specified in Section 8.1(d), of the Participant where such Participant lacks other available resources.”

16. Section 8.2(b) is amended to read as follows:

“(b) Upon and After Attaining Age 59½. Upon attaining age 59½, a Participant, by filing an Appropriate Form, may elect to withdraw up to the total value of his or her Account (exclusive of his or her Retirement Contribution Account), determined as of the Valuation Date coinciding with, or if the Valuation Date does not coincide with the benefit commencement date, the Valuation Date immediately preceding the benefit commencement date. Withdrawals pursuant to this Section 8.2(b) may be elected no more frequently than once per Plan Year.”

17. Section 9.3 is amended to read as follows:

“9.3 Amount of Loan. The amount an eligible Participant may borrow may not be:

(a) Less than $200, and

(b) More than the amount which (when added to the outstanding balance of any other loan made from the Plan or any other quantified retirement plan maintained by the Employer or an Affiliated Employer) is the lesser of:

(i) $50,000, reduced by the excess of

(1) The highest outstanding balance of loans from the Plan during the 12 months ending on the day before the date a new loan is made over

(2) The outstanding loan balance on the date of the new loan, or

(ii) Fifty percent (50%) of the value of the eligible Participant’s Vested Interest (exclusive of any Vested Interest in his or her Retirement Contribution Account).”

18. Section 9.4(b) is amended to read as follows:

“(b) Allocation between Accounts. All loans shall first be made from the Participant’s Rollover Account, then from the Transfer Account, then from the Employer Matching Contribution Account (Pre-Tax Contributions), to the extent vested, then from the Employer Matching Contribution Account (After-Tax Contributions), to the extent vested, then from the Pre-Tax Contribution Account and finally from the After-Tax Contribution Account. No loans shall be made from a Participant’s Retirement Contribution Account. Repayments of principal and interest shall be invested in accordance with the investment election then in effect with respect to the Participant’s Pre-Tax Contributions. If no Pre-Tax Contributions are being made to the Plan by the Participant or if there is no valid investment election in effect, the principal and interest repayments shall be invested in such Investment Medium or Media as is determined by the Administrator, in its sole discretion.”

19. Section 11.3 is amended to read as follows:

“11.3 Continuing Conditions with Respect to Contributions. Any obligation to contribute Pre-Tax Contributions and/or to make Employer Matching Contributions or Retirement Contributions to the Trust Fund is hereby conditioned upon the continued qualification of the Plan under Section 401(a) of the Code and the exempt status of the Trust Fund under Section 501(a) of the Code and upon the deductibility of such contributions under Section 404(a) of the Code. That portion of any Pre-Tax Contributions, Employer Matching Contributions, or Retirement Contributions which is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such contribution, shall be returned to the Employer as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be). The amount returned pursuant to the preceding sentence shall he an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto and (b) to avoid a reduction in the balance of any Participant’s Account below the balance that would have resulted if the mistake had not been made.”

20. Section 11.4 is amended to read as follows:

“11.4 Status as Eligible Individual Account Plan. Pursuant to Section 407 of ERISA, up to one hundred (100) percent of the Plan’s assets (exclusive of those assets which are attributable to Retirement Contributions) may be invested in Qualifying Employer Securities that are PMA Capital Corporation Class A Common Stock.”

21. Section 12.1 is amended to read as follows:

“12.1 Employer’s Obligations Limited. The Plan is voluntary on the part of each Employer, and except as required by applicable law, each Employer shall have no responsibility to satisfy any liabilities under the Plan. Furthermore, the Employer and Plan Sponsor do not guarantee to continue the Plan, and the Plan Sponsor at any time may, by appropriate amendment of the Plan, suspend or discontinue Employer Matching Contributions and/or Retirement Contributions, with or without cause. Complete discontinuance of all Pre-Tax Contributions, Employer Matching Contributions and Retirement Contributions shall be deemed a termination of the Plan. If Employer Matching Contributions are suspended, each Eligible Employee shall be notified of the suspension and each Eligible Employee may thereupon elect to suspend his or her Pre-Tax Contributions for the period during which Employer Matching Contributions are suspended.”

22. Section 12.3 is amended to read as follows:

“12.3 Effect of Termination. If the Plan is completely or partially terminated, or if there is a complete discontinuance of Pre-Tax, Employer Matching, and Retirement Contributions, then the interests of all Participants affected by such termination or discontinuance in their Accounts shall be 100% vested and nonforfeitable. The balances credited to the Accounts of the affected Participants may be distributed to them in the manner set forth in Article VII hereof, as if a distribution event described in Section 7.1 hereof had occurred with respect to each affected Participant on the date of the termination; or the Administrator (in its sole discretion) may direct that the following sentence shall apply to their Accounts. Notwithstanding the foregoing, the balances credited to the Pre-Tax Contribution Accounts of the affected Participants may be distributed prior to the occurrence of a distribution event described in Section 7.1 only to the extent permitted by the Code.”

IN WITNESS WHEREOF, PMA CAPITAL CORPORATION has caused these presents to be duly executed, under seal, this 24th day of  October, 2005.

Attest:	PMA CAPITAL CORPORATION
[SEAL]

/s/ Robert L. Pratter	/s/ William E. Hitselberger
Robert L. Pratter, Secretary	William E. Hitselberger, Executive Vice President and Chief Financial Officer